================================================================================
As filed with the Securities and Exchange Commission on March 30, 1998

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             Computer Horizons Corp.
             (Exact name of registrant as specified in its charter)

                             Computer Horizons Corp.
                            49 Old Bloomfield Avenue
                      Mountain Lakes, New Jersey 07046-1495

             New York                               (973) 299-4000
    (State or Other Jurisdiction        (Address, including ZIP code, and
of Incorporation or Organization)     telephone number, including area code,
                                    of registrant's principal executive offices)

                                   13-2638902
                                (I.R.S. Employer
                             Identification Number)

                                 John J. Cassese
                             Computer Horizons Corp.
                            49 Old Bloomfield Avenue
                      Mountain Lakes, New Jersey 07046-1495
                                 (973) 299-4000
                     (Name, address, including ZIP code, and
                     telephone number, including area code,
                              of agent for service)

--------------------------------------------------------------------------------
                                   Copies to:
                             Samuel L. Fishman, Esq.
                                LATHAM & WATKINS
                                885 Third Avenue
                            New York, New York 10022
                                 (212) 906-1200
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        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed Maximum            Proposed Maximum
Title of each class of Securities        Amount to be              Offering Price                 Aggregate            Amount of
       to be Registered                   Registered                  Per Unit                 Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.10 par value)          504,860 shares             Not applicable             $24,391,048.75(1)        $7,195.36
====================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for the Common Stock as reported on The Nasdaq Stock Market on March 23, 1998, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the soliciation of an offer to buy, nor shall there be any sale of these securities in any State which such offer, soliciation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                                      PROSPECTUS


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MARCH 30, 1998


                             COMPUTER HORIZONS CORP.

                         504,860 Shares of Common Stock
                           ($.10 Par Value Per Share)


      This Prospectus relates to up to 504,860 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of Computer Horizons Corp., a New York corporation (the "Company"), which may be offered for sale by certain stockholders of the Company (the "Selling Stockholders"). Such sales may be effected from time to time by the Selling Stockholders directly or through one or more broker-dealers, in one or more transactions on The Nasdaq Stock Market pursuant to and in accordance with the rules of such market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

      The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear all expenses of the offering of the Shares, except that the Selling Stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholders.

      The Common Stock is listed on The Nasdaq Stock Market. On March 27, 1998 the last reported sale price for the Common Stock as reported on The Nasdaq Stock Market was $50-1/8.

      See "Risk Factors" commencing on page 3 for a discussion of certain factors that should be considered by prospective purchasers of the Securities offered hereby.

                      ------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

              The date of this Prospectus is _____________, 1998.

                      ------------------------------------

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Commission and certain of the Company's filings are available at such web site: http://www.sec.gov. Additionally, the Common Stock is listed on The Nasdaq Stock Market ("Nasdaq"). Reports, proxy information and other information concerning the Company can be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company under the Exchange Act with the Commission are incorporated herein by reference.

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 10-K");

     (b) The portions of the Company's 1997 Annual Report to Stockholders that have been incorporated by reference into the 1997 10-K;

     (c) The portions of the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders that have been incorporated by reference into the 1997 10-K;

     (d) Current Report on Form 8-K dated March 13, 1998;

     (e) Current Report on Form 8-K/A dated March 17, 1998; and

     (f) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference therein) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), will also be provided without charge to each such person, upon written or oral request. Requests for such copies should be addressed to the Vice President of Corporate Development of the Company, 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046 (telephone number: (973) 299-4000).

                           FORWARD-LOOKING STATEMENTS

      This Prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The statements contained in this Prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements. In evaluating the Company's business, prospective investors should consider carefully the factors set forth herein under the heading "Risk Factors" in addition to the other information set forth in this Prospectus.


                                   THE COMPANY

      The Company is a diversified  information technology services company that
provides   information   technology  ("IT")  staffing  and  solutions  services,
including Year 2000 services, to major corporations.

      Founded in 1969 as a provider of IT staffing resources, the Company has expanded through internal growth and acquisitions to become a leading national provider of IT staffing services. The Company also offers its clients various IT solutions services, including application development, conversions/migrations, legacy maintenance outsourcing, enterprise network management and knowledge transfer and training. The Company's Year 2000 solution addresses all phases of Year 2000 projects from assessment through full compliance and is based on its proprietary Signature 2000 Toolset.

      The Company markets its services primarily to Fortune 500 companies with significant information technology budgets and recurring staffing or software development needs. In 1997, the Company provided services to approximately 500 clients, including AT&T, Chase Manhattan Corporation, Citicorp, Dow Chemical
Company, Florida Power & Light Company, Ford Motor Company, International Business Machines Corporation, MCI Communications Corporation, NYNEX Corporation and Prudential Insurance Company of America. The Company has been successful in generating repeat business from existing clients, with more than 90% of billings (excluding billings of certain subsidiaries) in each of 1995, 1996 and 1997 having been generated from clients that were also clients during the prior year. The Company believes that its ability to offer a broad range of staffing and solutions services and its established relationships with many Fortune 500 companies provide it with significant advantages in the IT services market.

      The principal executive offices of the Company are located at 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046. The telephone number is
(973) 299-4000.

                                  RISK FACTORS

Fluctuations in Quarterly Operating Results.

      The Company's revenues and operating results are subject to significant variation from quarter to quarter. Revenues are subject to fluctuation based upon a number of factors, including the timing and number of client projects commenced and completed during the quarter, delays incurred in connection with projects, the Company's ability to retain key personnel, the ability of the Company to develop, introduce and market new and enhanced services, announcements by the Company or its competitors, the growth rate of the market for IT staffing and solution services, including Year 2000 services, and general economic conditions. Unanticipated termination of a project or the decision by a client not to proceed to the stage of a project anticipated by the Company could result in decreased revenues and lower employee utilization rates which could have a material adverse effect on the Company's business, operating results and financial condition. For example, in the second quarter of 1996, the Company lost a contract with a major client which resulted in a decline in solutions revenues and net income. There can be no assurance that the Company will not experience a similar loss in the future. The principal factors affecting the Company's gross margin are the level of salary and other compensation related expenses necessary to attract and retain qualified technical personnel and the mix of staffing versus solutions business during the quarter. Compensation levels can be impacted by a variety of factors including competition for highly-skilled employees and inflation. The Company's operating results are also subject to fluctuation as a result of other factors including the accuracy of estimates of fixed-price projects, employee utilization rates and extraordinary events such as acquisitions or litigation. The Company's operating results may also be affected in the future by the licensing of its Signature 2000 Toolset which it has recently begun to offer to third parties. To date, the Company has only licensed the software to two clients and there can be no assurance that it will be successful in its future licensing activities. However, to the extent the Company does license its software, the revenues from such licensing activities may result in significant fluctuations in the Company's revenues and operating results.

      The Company has from time to time disclosed bookings for its Year 2000 services business. These bookings include projects which the Company has been advised that it has been awarded the business but which are not yet subject to contractual arrangements as well as projects which are subject to fully executed contracts. In addition, to the extent that the project is not being undertaken on a fixed-price basis, bookings are based on the Company's estimate of billings expected to result from such project. There can be no assurance that the amounts included in bookings at any given time will result in revenues being recognized in the time frame anticipated by the Company or at all. As a result, bookings should not be relied upon as an indication of revenues in any future period.

      Due to all of the foregoing factors, in some future quarter or quarters the Company's operating results may be below the expectations of securities analysts and investors. For example, in the second quarter of 1996, the Company failed to meet the expectations of securities analysts as a result of the loss of a contract with a major client. Failure of the Company to meet such expectations would have a material adverse effect on the price of the Company's Common Stock. See "-- Potential Volatility of Stock Price."


Recruitment and Retention of IT Professionals.

      The Company's business is labor intensive and depends to a large extent on its ability to attract, train, motivate and retain highly-skilled IT professionals and project managers. The Company must continually identify and recruit technical personnel for both its staffing and solutions businesses to fill new positions and to replace employees who have left the Company. Qualified IT professionals are in great demand worldwide and are likely to remain a limited resource for the foreseeable future. In addition, the IT services industry has experienced high employee turnover rates which have increased in recent periods and the Company's experience has been consistent with such trends. There can be no assurance that the Company will be successful in attracting a sufficient number of highly-skilled employees in the future, or that it will be successful in retaining existing and future employees and the failure to do so could have a material adverse effect on the Company's business, operating results and financial condition. In addition, to the extent that the number of companies in the IT services industry increases and such companies seek to expand their employee bases, the competition for skilled employees and the compensation being offered to such employees is likely to increase. As a result of the foregoing, the Company may in the future be required to incur higher recruiting expenses and increase its compensation levels, either of which could have a material adverse effect on its business, operating results and financial condition.


Risks Associated with Year 2000 Business; Risks Associated with New Services.

      The Company expects to derive a significant percentage of its solutions revenues from Year 2000 services through at least 1999. There can be no assurance that the Company will be successful in increasing its Year 2000 business or, to the extent that such business increases, that the Company will be able to meet the demand for such services on a timely basis. Any failure of the Company to increase such business or meet such demand could have a material adverse effect on the Company's business, operating results and financial condition. While a substantial majority of the Company's current solutions bookings are for Year 2000 projects, the Company expects this demand to begin to decrease as the implementation and testing of many Year 2000 conversion projects is completed. Any such decrease, to the extent it is not offset by an increase in the Company's other businesses, could have a material adverse effect on the Company's business, operating results and financial condition. In addition, by devoting significant resources during the next several years to its Year 2000 services business, the Company's ability to develop, introduce and market new services could be adversely affected. The Company is seeking to leverage its knowledge of clients' IT systems and applications obtained during Year 2000 projects into additional engagements involving other solutions services including services not previously provided by the Company. The Company's ability to successfully develop new services depends on a number of factors, including its ability to identify and effectively integrate new services into the Company's existing operating structure. The identification and offering of new services in which the Company has little or no experience or expertise could result in a significant diversion of management's attention and place disproportionate demands on the Company's operational, administrative and financial resources. There can be no assurance that the Company will be successful in generating additional business from its Year 2000 clients for other services or that the performance of any new service offerings will meet management's expectations or provide the same gross margins as the Company's existing operations.


Dependence on Staffing Business.

      In the years ended December 31, 1996 and December 31, 1997, the Company's staffing business accounted for approximately 75% and 67% of revenues, respectively. As a result, the Company's future operating results depend in large part on the continued growth and profitability of the Company's staffing business. Any decline in, or failure of the Company's staffing business to grow at anticipated rates, as a result of competition or otherwise, would have a material adverse effect on the Company's business, operating results and financial condition.


Concentration of Revenues; Dependence on Large Projects.

      The Company has derived, and believes that it will continue to derive, a significant portion of its revenues from a limited number of large clients. In each of the years ended December 31, 1996 and December 31, 1997, the Company's ten largest clients accounted for approximately 40% of its revenues. One customer, AT&T, accounted for approximately 9% and 12% of revenues in the years ended

December 31, 1996 and December 31, 1997, respectively. The volume of work performed for specific clients is likely to vary from year to year, and a major client in one year may not use the Company's services in a subsequent year. For example, in the second quarter of 1996, the Company lost a contract with a major client which resulted in a decline in solutions revenues and net income. The loss of any large client could have a material adverse effect on the Company's business, operating results and financial condition.

      Most of the Company's contracts are terminable by the client following limited notice and without significant penalty. In addition, each stage of a project represents a separate contractual commitment at the end of which the client may elect not to proceed to the next stage of the project. There can be no assurance that in the future one or more of the Company's major clients will not terminate a contract, reduce the scope of a large project or elect not to proceed to the stage of a project anticipated by the Company. The cancellation or significant reduction in the scope of a large project could have a material adverse effect on the Company's business, operating results and financial condition.


Competition.

      The markets for the Company's services are highly competitive. The Company believes that the market for IT staffing services is highly fragmented and regionalized. As a result, in addition to competing with larger providers of IT staffing services such as Cap Gemini SA, Computer Task Group, Inc., Keane, Inc. and Mastech Corporation, the Company also competes with a large number of regional providers of staffing services. In addition, the Company competes for staffing projects with the information systems groups of its prospective clients. In its solutions business, including its Year 2000 services business, the Company competes with consulting and system integration firms, including Analysts International Corporation, Andersen Consulting, CIBER, Inc., Computer Sciences Corporation, Electronic Data Systems Corp., Information Management Resources, Inc., International Business Machines Corporation, Keane, Inc. and the "Big Six" accounting firms. The Company also competes in the IT solutions market with vendors of application software. In addition, there are relatively low barriers to entry into the Company's markets and the Company has faced, and expects to continue to face, additional competition from other established and emerging companies. Increased competition may result in greater pricing pressure which could have a material adverse effect on the Company's operating results.

      The Company believes competition will continue to intensify as the market for IT services continues to develop and competitors focus on additional service offerings such as Year 2000 services and European Monetary Union ("EMU") conversion services. There can be no assurance that other companies will not develop services, products and marketing approaches that will be more successful than those of the Company. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in clients' requirements, or to devote greater resources to the development, promotion, sale and support of their services and products than the Company. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the ability of their services or products to address the staffing and solutions needs of the Company's prospective clients. Accordingly, it is possible that new competitors, alliances among competitors or alliances between competitors and third parties may emerge and acquire significant market share. If this were to occur, it could have a material adverse effect on the Company's business, operating results and financial condition.

      The Company believes that the principal competitive factors in its market include quality of services and deliverables, speed of development and implementation, price, project management capability and technical and business expertise. The Company believes that its ability to compete also depends in part on a number of competitive factors outside its control, including the ability of its competitors to hire, retain and motivate project managers and other IT professional staff, the development by others of software that is competitive with the Company's services and products and the extent of its competitors' responsiveness to client needs. There can be no assurance that the Company can maintain its competitive position against current and potential competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company's business, operating results and financial condition.


Risks of Technological Change and Evolving Industry Standards.

      The IT services industry is characterized by rapid technological change, changing client requirements and new service and product introductions. The introduction of competitive IT solutions embodying new technologies and the emergence of new industry standards may render the Company's existing IT solutions or underlying technologies obsolete or unmarketable. As a result, the Company will be dependent in large part upon its ability to develop new IT solutions that address the increasingly sophisticated needs of its clients, keep pace with new competitive service and product offerings and emerging industry standards and achieve broad market acceptance. There can be no assurance that the Company will be successful in developing and marketing new IT solutions that respond to technological change, changing client requirements or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new IT solutions or that its IT solutions will adequately meet the requirements of the marketplace and achieve market acceptance.

Fixed-Price Contracts.

      The Company offers certain of its services on a fixed-price rather than on a time and materials or best efforts basis. Although the Company draws upon the past experience of its project managers and senior technical personnel to estimate the cost of performing fixed-price projects, the Company has a limited history upon which to base such estimates. Since under the terms of such contracts the Company bears the risk of cost overruns and inflation in connection with these projects, the Company's failure to estimate accurately the resources and time required for a project or its failure to complete its contractual obligations within the time frame committed could have a material adverse effect on the Company's operating results and financial condition. In the past, the Company has been required to commit unanticipated additional resources to complete certain projects, which negatively affected the Company's profitability on such projects and there can be no assurance that the Company will not experience similar situations in the future.


Risks Associated with Failure to Manage Growth and a Changing Business.

      The Company has recently experienced a period of significant growth that has placed, and could continue to place, a significant strain on its management and operations. From December 1996 to December 1997, the number of the Company's billable consultants has increased from approximately 2,600 to 3,100 full-time employees and independent contractors, and further increases are expected during 1998. The Company has also expanded geographically by opening new offices and it intends to open additional offices which will require that the Company successfully replicate its current business model in remote locations. In addition, the Company is seeking to further expand its solutions business, including its Year 2000 services business. The Company's ability to manage future growth, if any, will require the Company to continually enhance its operational and financial control systems, implement new systems as necessary, and will depend on its ability to attract, train, assimilate and retain qualified personnel. The Company is in the process of identifying a new accounting system which it began implementing in late 1997 in order to provide it with the flexibility to address the variations in billing arrangements required for its solutions business. Although the Company intends to run its existing and new systems in parallel for some period of time, there can be no assurance that the Company will not experience difficulties in the operation of its new accounting system which could result in delays or disruptions in billing its clients. Any significant delays or disruptions in the Company's billing cycle could have a material adverse effect on the Company's operating results in the affected period. The failure of the Company's management to respond effectively to future growth, if any, and the changing nature of its business could have a material adverse effect on the Company's business, operating results and financial condition.


Risks Associated with Potential Acquisitions.

      As  part  of the  Company's  strategy,  it  intends  to  pursue  strategic acquisitions. Such acquisitions could present significant challenges to the Company's management. There is significant competition for acquisition opportunities in the IT services industry which may make the completion of acquisitions more difficult and expensive. In addition, some competitors for these acquisition candidates have greater resources than the Company. If the Company is successful in completing acquisitions, it will face numerous risks, including difficulties assimilating new operations and personnel, the need to manage geographically remote businesses and the diversion of management attention from other business concerns. Any acquisition, depending on its size, could result in the use of a significant portion of the Company's cash, or if such acquisition is made utilizing the Company's securities, could result in significant dilution to the Company's shareholders. Furthermore, there can be no assurance that any acquired service capacity or technology will gain acceptance in the Company's markets. Should the Company's management fail to respond effectively to these challenges, future acquisitions could have a material adverse effect on the Company's business, operating results and financial condition.


Dependence on Key Personnel.

      The Company is dependent to a significant extent on the efforts, direction and guidance of its senior management, including John J. Cassese, the Company's Chairman of the Board, President and Chief Executive Officer, and other key personnel. The Company has entered into employment agreements with its executive officers, each of which contains provisions limiting these employees' rights to compete with the Company and hire its employees. The Company maintains and is the beneficiary under a key person life insurance policy in the amount of $3.8 million with respect to Mr. Cassese. The loss of any of the Company's senior management or key personnel and, in particular, Mr. Cassese, or the inability to attract and retain key management personnel in the future, could have a material adverse effect on the Company's business, operating results and financial condition.


Risks Associated with India Joint Venture.

      The Company is seeking to leverage its relationship with Birla Horizons International, an India-based joint venture between National Engineering Industries Limited ("NEI"), an affiliate of The Birla Group, and the Company (the "Joint Venture") to provide lower-cost, offshore solutions services to its clients. The Board of Directors of the Joint Venture, consisting of an equal number of representatives of the Company and NEI, controls and manages the business of the Joint Venture. In the event of a deadlock among the Board of Directors of the Joint Venture which is not resolved within 15 days, the Company or NEI may terminate the Joint Venture by giving 30 days notice to the other party. If the Joint Venture is terminated as a result of such a deadlock, the non-terminating party will have the right to purchase the terminating party's shares in the Joint Venture at fair market value for a period of 30 days. If the non-terminating party does not purchase such shares during the 30 day period, the terminating party will be entitled to sell its shares in the Joint Venture to a third party. There can be no assurance that the Board of Directors of the Joint Venture will not become deadlocked or that, as a result of such deadlock, the Company or NEI will not have a right to terminate the Joint Venture. Any termination of the Joint Venture, whether arising from a deadlock of the Board of Directors or otherwise, could result in the loss of the Company's offshore outsourcing capabilities. Such a loss could have a material adverse effect on the Company's business, operating results and financial condition.

      Since the Company does not directly oversee the services provided by the Joint Venture, there can be no assurance that such services will be of the same quality as the services provided by the Company. To the extent that there are delays or problems with deliverables provided by the Joint Venture, the Company's relationships with its clients may be adversely affected and the Company may be required to incur expenses to remedy any problems that arise as a consequence, either of which could have a material adverse effect on the Company's business, operating results and financial condition. The Company encountered problems of this nature in connection with an early project involving the Joint Venture's resources. Furthermore, the Company must maintain active satellite communications between its offices and the Joint Venture's offices in order to effectively leverage its relationship with the Joint Venture. Any disruption of the Company's ability to transmit voice and data through satellite communications to India over a prolonged period of time could have a material adverse effect on the Company's business, operating results and financial condition.

      In addition, the Joint Venture is subject to the risks associated with doing business in India. India's central and state governments are significantly involved in the Indian economy as regulators. In the recent past, the government of India has provided significant tax incentives and relaxed certain regulatory restrictions in order to encourage foreign investment in certain sectors of the economy. Certain of these benefits that directly affect the Joint Venture include, among others, tax holidays, liberalized import and export duties and preferential rules on foreign investment and repatriation. Changes in the business or regulatory climate of India could have a material adverse effect on the Joint Venture's business, operating results and financial condition. In addition, India has experienced significant inflation, shortages of foreign exchange and has been subject to civil unrest. Changes in inflation, interest rates, taxation or other social, political, economic or diplomatic developments affecting India in the future could have a material adverse effect on the Company's business, operating results and financial condition.


Increasing Significance of Non-U.S. Operations and Risks Associated with International Operations.

      The Company anticipates that over the next several years it will increase its investment in international operations and that an increasing percentage of its revenues may be generated outside of the U.S. The Company's international operations depend greatly upon business, immigration and technology transfer laws in those countries, and upon the continued development of technology infrastructure. As a result, the Company's business is subject to the risks generally associated with non-U.S. operations including, unexpected changes in regulatory environments, difficulties in managing international operations, dependence on foreign partners, fluctuations in currency exchange rates, longer accounts receivable payment cycles and greater difficulties in collecting accounts receivable, potential foreign tax consequences, including the impact of repatriation of earnings, tariffs and other trade barriers, political unrest and changing conditions in countries in which the Company's services are provided or facilities are located. If any such factors were to render the conduct of business in a particular country undesirable or impracticable, there could be a material adverse effect on the Company's business, operating results and financial condition.


Risks Associated with IT Industry Trend Toward Preferred Vendor Relationships.

      To reduce their need to manage a large number of IT service providers and to obtain more favorable pricing, certain businesses are seeking to use a limited number of "preferred vendors." The Company believes that this trend toward preferred vendors will become increasingly common in the marketplace, may result in pricing pressure and will decrease the number of available business opportunities. The Company is aggressively pursuing preferred vendor contracts in order to obtain new or additional business from large clients. However, there can be no assurance that the Company will be awarded preferred vendor contracts, and the Company's inability to win such contracts could have a material adverse effect on the Company's business, operating results and financial condition. In addition, while preferred vendor contracts often generate higher volumes, they may result in lower gross margins. As a result, there can be no assurance that the Company will be able to maintain its gross margin if it is awarded preferred vendor contracts. The Company's inability to sustain its gross margins on such contracts could have a material adverse effect on the Company's business, operating results and financial condition.


Risk of Increased Government Regulation of Immigration.

      The Company and the Joint Venture in the past have relied and in the future expect to rely increasingly upon attracting and retaining individuals with technical and project management skills from other countries. There is a limit to the number of new H-1B petitions that the Immigration and Nationalization Service may approve in any government fiscal year, and in years, such as 1997, in which the limit is reached, the Company may be unable to obtain H-1B visas necessary to bring critical foreign employees to the U.S. Compliance with existing U.S. immigration laws, or changes in such laws making it more difficult to hire foreign nationals or limiting the ability of the Company to retain H-1B employees in the U.S., could increase competition for technical personnel and increase the Company's cost of recruiting and retaining the requisite number of IT professionals which could have a material adverse effect on the Company's business, operating results and financial condition.


Risks Related to Intellectual Property Protection.

      While the Company to date has not received any claims that its intellectual property rights infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future, that the assertion of such a claim will not result in litigation or that the Company would prevail in such litigation or be able to obtain a license for the use of any infringed intellectual property from a third party on commercially reasonable terms. The risk of infringement claims against the Company will increase if other parties are able to successfully obtain patents for software products and processes related to the Company's business. Any such claims, regardless of their outcome, could result in substantial cost to the Company, require the Company to modify the manner in which it provides services and divert management's attention from the Company's operations, any of which could have a material adverse effect on the Company's business, operating results and financial condition.


Potential Liability to Clients.

      Much of the Company's business involves projects that are critical to the operations of its clients' businesses and provide benefits that may be difficult to quantify. Any failure in a client's system could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. While the Company attempts to contractually limit its liability for damages arising from its IT services, there can be no assurance the limitations of liability set forth in its service contracts will be enforceable in all instances or would otherwise protect the Company from liability for damages. While the Company currently maintains general liability insurance, including coverage for errors and omissions, there can be no assurance that the Company will avoid significant claims and attendant publicity. Furthermore, there can be no assurance that the Company's insurance coverage will be adequate or that such coverage will remain available at acceptable costs. Successful claims brought against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, operating results and financial condition.


Employment Liability Risks.

      As a provider of staffing services, the Company places employees (and independent contractors) at its clients' businesses. Risks associated with this activity include possible claims of discrimination and harassment, liabilities for errors and omissions by the Company's employees (and independent contractors), misuse of client proprietary information or intellectual property, injury to Company or client employees, misappropriation of client property, other criminal activity, torts and other similar claims. In certain circumstances, the Company may be held responsible for the actions of persons not under the Company's direct control. While the Company has not had significant problems with respect to such employment liability, there can be no assurance that the Company will not experience such problems in the future.


Potential Volatility of Stock Price.

      The trading price of the Company's Common Stock has been subject to significant fluctuations in the past. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among technology companies, which often have been unrelated to the operating performance of particular companies. Any announcement with respect to any unfavorable variance in revenues or net income from levels generally expected by securities analysts or investors for a given period would have an immediate and significant effect on the trading price of the Common Stock. In addition, factors such as announcements of technological innovations or new services or products by the Company, its competitors or other third parties, rumors of such innovations or new services or products, changing market conditions in the IT services industry, changes in estimates by securities analysts, announcements of extraordinary events, such as acquisitions or litigation, or general economic conditions may have a significant impact on the market price of the Common Stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against such companies. There can be no assurance that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial costs and a significant diversion of management's attention and resources, which could have a material adverse effect upon the Company's business, operating results and financial condition.

Anti-Takeover Provisions.

      The Company's Board of Directors has the authority to issue up to 150,000 shares of preferred stock (the "Preferred Stock") and to determine the rights, preferences, privileges and restrictions, including voting and conversion rights of such shares, without any further vote or action by the shareholders. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plan to issue Preferred Stock. The Company is also subject to the anti-takeover provisions of Section 912 of the New York Business Corporation Law, which will prohibit the Company from engaging in a "business combination" with an "interested shareholder" for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The application of Section 912 could have the effect of delaying or preventing a change in control of the Company. In addition, the Company has adopted a shareholder rights plan or "poison pill" which would have certain anti-takeover effects. The distribution of the Preferred Stock Purchase Rights, under the terms of the Rights Agreement dated July 9, 1989, as amended, would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. Furthermore, the Company's option plans also provide for acceleration upon certain events resulting in changes of control. Each of the foregoing provisions could delay or make more difficult a merger, tender offer or proxy contest involving the Company. There can be no assurance that such provisions will not have an adverse effect on the value received by the holders of the Company's Common Stock.

                            THE SELLING STOCKHOLDERS

      The Shares to be offered under this Prospectus are owned by the Selling Stockholders listed in the table below. All of the Selling Stockholders other than Mr. DiVenuta acquired the Shares in connection with the merger of P.S. Merger Corp. ("Sub"), a New Jersey corporation and a wholly-owned subsidiary of the Company, with and into Princeton Softech, Inc., ("Princeton"), a New Jersey corporation, pursuant to the terms of an Agreement and Plan of Merger dated as of February 4, 1998, among the Company, Sub, Princeton and the stockholders of Princeton of (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, the Company agreed to file a registration statement covering the Shares held by such Selling Stockholders with the Commission. Mr. DiVenuta, Vice President of Corporate Development and General Counsel of the Company since May 30, 1996, will acquire the Shares to be sold by him upon exercise of a warrant issued to him in connection with the commencement of his employment.

      None of the Selling Stockholders holds shares of Common Stock in an amount exceeding one percent of the total number of issued and outstanding shares of Common Stock. Because the Selling Stockholders may sell all or some portion of the Shares covered by this Prospectus, no estimate can be given as to the number of Shares, or the percentage of outstanding shares of Common Stock, that will be held by any of them after any particular sale.

      The following table identifies each Selling Stockholder and sets forth information as of March 30, 1998 with respect to the Shares held and to be offered under this Prospectus from time to time by each Selling Stockholder.

                  Selling Stockholder                       Number of Shares
                  -------------------                       ----------------

                  Joseph A. Allegra                              116,103
                  Susan R. Byxbee                                    350
                  Don Cohen                                       45,715
                  Lisa Cohen                                         291
                  Michelle L. Cosner                                  98
                  David Craig                                     34,875
                  Jose de Sousa                                       98
                  Joseph DiMarcantonio                               728
                  Dennis M. DiVenuta                              27,750
                  Sharon A. DiStase                                  175
                  Peter B. Fein                                      107
                  Bruce D. Haislip                                74,980
                  David Hoeschele                                 39,322
                  David A. Kanof                                     582
                  Richard L. Kauffman                                728
                  Deborah Kebler                                  33,858
                  Melissa H. McGarrigle                              146
                  Richard McLaughlin                                 292
                  Susan L. Nadelson                                  728
                  Arif Padaria                                        98
                  Richard J. Parente                              42,722
                  Richard D. Specht                               62,194
                  Christopher J. Sweer                               631
                  Elaine Verna                                    22,282
                  Amanda T. Wright                                     7

                              PLAN OF DISTRIBUTION

      The Shares are being sold by the Selling Stockholders for their own account, and the Company will not receive any of the proceeds from the sale of the Shares.

      The distribution of the Shares by the Selling Stockholders may be effected from time to time by the Selling Stockholders directly or through one or more brokers, agents, or dealers in one or more transactions (which may involve crosses and block transactions) on Nasdaq, other exchanges on which the Common Stock is listed, pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more brokers, agents or dealers agree to sell the Shares, they may do so by purchasing Shares as principals or by selling the Shares as agents for the Selling Stockholders. Any such brokers, agents or dealers who effect a sale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any such broker, agent or dealer (i) may receive compensation from the Selling Stockholders which may be deemed to be underwriting discounts or commissions and (ii) may receive commissions from purchasers of the Shares for whom it may act as agent. If any such broker or dealer purchases the Shares as principal it may effect resales of the Shares from time to time to or through other brokers or dealers, and such other brokers or dealers may receive compensation in the form of concessions or commissions from the Selling Stockholders or purchaser of the Shares for whom they may act as agents.

      The Company has advised each of the Selling Stockholders that each of them and any such brokers, dealers or agents who effect a sale of the Shares are subject to the prospectus delivery requirements under the Securities Act. The Company also has advised each of the Selling Stockholders that in the event of a "distribution" of its Shares, each such Selling Stockholder and any broker, agent or dealer who participates in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M.

      In connection with distributions of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell the Common Stock short and deliver the Shares to close out such short positions. The Selling Stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer such Shares. The Selling Stockholders also may loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default may sell or otherwise transfer the pledged Shares.

      The Company will bear all expenses of the offering of the Shares, except that the Selling Stockholders will pay any applicable underwriting fees,
discounts  or  commissions   and  transfer  taxes,  as  well  as  the  fees  and
disbursements of counsel to and experts for the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders and certain other persons who sell Shares pursuant to this Prospectus against certain civil liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

      The legality of the Shares offered hereby will be passed upon for the Company by Latham & Watkins, New York, New York.


                                     EXPERTS

      The consolidated financial statements and schedule of Computer Horizons Corp. and subsidiaries as of December 31, 1996 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

No dealer, sales person or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering herein contained, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereafter shall, under any circumstances, create any implications that the information contained herein is correct as of any date subsequent to the date hereof.

                      ------------------------------------

                                TABLE OF CONTENTS

                                                          Page
                                                          ----

Available Information ....................................  2
Incorporation of Certain
  Information by Reference ...............................  2
Forward-Looking Statements ...............................  3
The Company ..............................................  3
Risk Factors .............................................  3
The Selling Stockholders ................................. 10
Plan of Distribution ..................................... 11
Legal Matters ............................................ 11
Experts .................................................. 11

                      ------------------------------------



================================================================================

================================================================================



                                 504,860 SHARES



                             COMPUTER HORIZONS CORP.



                                  COMMON STOCK








--------------------------------------------------------------------------------
                               P R O S P E C T U S
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                              _______________, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

      The expenses relating to the registration of the Shares will be borne by the Company. Such expenses are set forth in the table below. All amounts are estimates except the Securities Act registration fee.

      Securities Act Registration Fee ..................    $ 7,195.36

      Accounting Fees and Expenses .....................     17,000.00

      Legal Fees and Expenses (other than Blue Sky) ....     15,000.00

      Blue Sky Fees and Expenses .......................      5,000.00

      Miscellaneous ....................................      1,000.00
                                                            ----------
      Total ............................................    $45,195.36
                                                            ==========


Item 15. Indemnification of Directors and Officers.

      The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides, as permitted by Section 402(b) of the New York Business Corporation Law (the "BCL") that no director shall be personally liable to the Company or any shareholder for damages for any breach of duty as a director, provided that the Certificate of Incorporation does not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the BCL.

      The Certificate of Incorporation also provides, in accordance with Section 722 of the BCL, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, (1) is or was a director or officer of the Company or (2) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent), shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators, provided, however, that, except for actions brought to enforce such indemnification rights, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Certificate of Incorporation is a contract right and includes the rights to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if the BCL requires, the payment of such expenses incurred by a director or officer in his capacity as such (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced as to which it shall ultimately be determined that such director or officer is not entitled to be indemnified.

      The Certificate of Incorporation further provides, in accordance with the BCL, that the indemnification rights provided therein are not exclusive of any other rights that any person may have, and that the Company may, subject to certain restrictions imposed by the BCL, maintain insurance to protect itself and its officers and directors against expenses, liabilities and losses, whether or not the Company would be permitted to indemnify such person against such expenses, liabilities and losses under the BCL.

      The Company currently has a $5,000,000 directors' and officers' liability insurance policy.

Item 16. Exhibits

      The following documents are filed as part of or incorporated by reference in this Registration Statement.

Exhibit               Description                                                       Incorporated by Reference to
---------------------------------------------------------------------------------------------------------------------------
4(a)                  Rights Agreement dated as of July 6, 1989 between                 Exhibit 1 to registration Statement on form
                      the Company and Chemical bank, as Rights Agent                    8-A dated July 7, 1989.
                      ("Rights Agreement") which includes the form of rights
                      Certificate as Exhibit B.

4(b)                  Amendment No. 1 dated as of February 13, 1990 to                  Exhibit 1 to Amendment No. 1 on Form 8
                      Rights Agreement.                                                 dated February 13, 1990 to Registration
                                                                                        Statement on Form 8-A.

4(c)                  Amendment No. 2 dated as of August 10, 1994 to                    Exhibit 4(c) to Form 10K for the fiscal year
                      Rights Agreement.                                                 ended December 31, 1994.

4(d)                  Employee's Savings Plan and Amendment Number One.                 Exhibit 4.4 to Registration Statement on
                                                                                        Form S-8 dated December 5, 1995.

4(e)                  Employee's Savings Plan Trust Agreement as Amended                Exhibit 4.5 to Registration Statement on
                      and Restated Effective January 1, 1996.                           Form S-8 dated December 5, 1995.

5(a)                  Opinion of Latham & Watkins.                                      Filed  herewith.

23(a)                 Consent of Latham & Watkins                                       Filed herewith.
                      (included in its opinion filed as Exhibit 5.1)

23(b)                 Consent of Grant Thornton LLP                                     Filed herewith.

24                    Power of Attorney (included on page II-4 of this                  Filed herewith.
                      Registration Statement).

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of March, 1998.


                                    COMPUTER HORIZONS CORP.





                                    By:   /s/ John J. Cassese
                                          -------------------
                                             John J. Cassese
                                             Chairman of the Board and President


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John J. Cassese, William J. Murphy and Dennis DiVenuta, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                                         Date
---------------------------------------------------------------------------------------------------------------------------

/s/ John J. Cassese
-------------------
John J. Cassese                             Chairman of the Board and President                           March 27, 1998
                                            (Principal Executive Officer) and Director


/s/ William J. Murphy
---------------------
William J. Murphy                           Executive Vice President, and Chief Financial Officer         March 27, 1998
                                            and Director (Principal Financial Officer)


/s/ Michael J. Shea
-------------------
Michael J. Shea                             Vice President (Principal Accounting Officer)                 March 27, 1998


/s/ Thomas J. Berry
-------------------
Thomas J. Berry                             Director                                                      March 27, 1998


/s/ Rocco J. Morano
-------------------
Rocco J. Morano                             Director                                                      March 27, 1998

                                                  EXHIBIT INDEX

Exhibit               Description                                                       Incorporated by Reference to
---------------------------------------------------------------------------------------------------------------------------
4(a)                  Rights Agreement dated as of July 6, 1989 between                 Exhibit 1 to registration Statement on form
                      the Company and Chemical bank, as Rights Agent                    8-A dated July 7, 1989.
                      ("Rights Agreement") which includes the form of rights
                      Certificate as Exhibit B.

4(b)                  Amendment No. 1 dated as of February 13, 1990 to                  Exhibit 1 to Amendment No. 1 on Form 8
                      Rights Agreement.                                                 dated February 13, 1990 to Registration
                                                                                        Statement on Form 8-A.

4(c)                  Amendment No. 2 dated as of August 10, 1994 to                    Exhibit 4(c) to Form 10K for the fiscal year
                      Rights Agreement.                                                 ended December 31, 1994.

4(d)                  Employee's Savings Plan and Amendment Number One.                 Exhibit 4.4 to Registration Statement on
                                                                                        Form S-8 dated December 5, 1995.

4(e)                  Employee's Savings Plan Trust Agreement as Amended                Exhibit 4.5 to Registration Statement on
                      and Restated Effective January 1, 1996.                           Form S-8 dated December 5, 1995.

5(a)                  Opinion of Latham & Watkins.                                      Filed  herewith.

23(a)                 Consent of Latham & Watkins                                       Filed herewith.
                      (included in its opinion filed as Exhibit 5.1)

23(b)                 Consent of Grant Thornton LLP                                     Filed herewith.

24                    Power of Attorney (included on page II-4 of this                  Filed herewith.
                      Registration Statement).